EXHIBIT 23


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                        INDEPENDENT ACCOUNTANT'S CONSENT






The Board of Directors and Stockholders
SWVA Bancshares, Inc.


         We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated July 22, 1998, relating to the consolidated balance sheets of SWVA Bancshares, Inc. and subsidiary as of June 30, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the June 30, 1998 annual report on Form 10-KSB of SWVA Bancshares, Inc.






                                          /s/ Cherry Bekaert & Holland, L.L.P.
                                          ------------------------------------
                                          Cherry Bekaert & Holland, L.L.P


Lynchburg, Virginia
September 25, 1998




                        Cherry, Bekaert & Holland, L.L.P.
   828 Main Street, 17th Floor (24504) - P.O. Box 1119 - Lynchburg, VA 24505
                     - (804) 847-6643 - Fax (804) 528-3605